Exhibit 30(h)(x)

PARTICIPATION AGREEMENT

AMONG

T. ROWE PRICE INTERNATIONAL SERIES, INC.,

T. ROWE PRICE EQUITY SERIES, INC.,

T. ROWE PRICE INVESTMENT SERVICES, INC.,

AND

PRUCO LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 8th day of July, 1996 by and among Pruco Life Insurance Company (hereinafter, the "Company"), an Arizona insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned funds, each, a corporation organized under the laws of Maryland
(each hereinafter referred to as the "Fund") and T. Rowe Price Investment
Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and
Underwriter (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange
Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company
Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies
(hereinafter the "Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the
Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, T. Rowe Price Associates, Inc. and Rowe Price-Fleming
International, Inc. (each hereinafter referred to as the "Adviser") are each duly registered as an investment adviser under the Investment Advisers Act of
1940, as amended, and any applicable state securities laws; and

WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder)
supported wholly or partially by the Account (the "Contracts"), and said
Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the
Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934
Act"), and is a member in good standing of the National Association of
Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in
Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the
Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1 The Underwriter agrees to sell to the Company those shares of the
Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Company and the
Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund

(hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated
Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in

light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated
Portfolio.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts as provided under Section 817(h)(4) of the Internal Revenue Code of 1986, as
amended (the "Code"). No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I and VII of this Agreement is in effect to govern such sales.

1.4 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any sales thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

1.5 For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the
Company receives the order by 4:00 p.m. Baltimore time and the Fund receives notice of such order by 9:30 a.m. Baltimore time on the next following Business
Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.6 The Company agrees to purchase and redeem the shares of each Designated
Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

1.7 The Company shall pay for Fund shares on the next Business Day after receipt of an order to purchase Fund shares. Payment shall be in federal funds transmitted by wire by 4:00 p.m. Baltimore time. If payment in Federal Funds for any purchase is not received or is received by the Fund after 4:00 p.m.
Baltimore time on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8 Issuance and transfer of the Fund's shares will be by book entry only.
Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. Any material error in the income dividend, or capital gain distribution information shall be reported to the Company promptly upon discovery. The
Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The
Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Fund shall use its best efforts to furnish advance notice of the day such dividends and distributions are expected to be paid.

1.10 The Fund shall make the net asset value per share for each Designated
Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30
p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Baltimore time. If the net asset value is materially incorrect through no fault of the Company, the Company on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with
Fund procedures. Any material error in the net asset value shall be reported to the Company promptly upon discovery. Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Company's expense.

1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II. Representations and Warranties

2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the
1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Arizona insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or that it has not registered the Account in proper reliance upon an exclusion from registration under the
1940 Act.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this
Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Arizona and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the
Underwriter.

2.3 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund will undertake to have a
Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Arizona to the extent required to perform this Agreement.

2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The

Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Arizona and any applicable state and federal securities laws.

2.7 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Arizona and any applicable state and federal securities laws.

2.8 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 mi11ion. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies. The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

ARTICLE III. Prospectuses, Statements of Additional Information and Proxy
Statements; Voting

3.1 The Underwriter shall provide the Company (at the Company's expense)
with as many copies of the Fund's current prospectus (describing only the
Designated Portfolios listed on Schedule A) as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or on a diskette, at the Fund's expense) and other assistance as is reasonably necessary in order for the Company (at the Company's expense) once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus (which shall include an offering memorandum, if any) for the

Contracts, prospectuses for other mutual funds in which the Contracts may be invested, and the Fund's prospectus printed together in one document.

3.2 The Fund's prospectus shall state that the current Statement of
Additional Information ("SAI") for the Fund is available from the Company (or, in the Fund's discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide a copy of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. The Underwriter (at the Company's expense) shall provide the Company with copies of the Fund's annual and semi-annual reports to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the
Underwriter shall provide such documentation (which may include a final copy of the Fund's annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company (at the
Company's expense) to print such shareholder communications for distribution to
Contract owners.

3.4 The Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.

3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with
Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a)
with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof)
or the Adviser or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten calendar days after receipt of such material. The
Fund or its designee reserves the right to reasonably object to the continued
use of such material, and no such material shall be used if the Fund or its designee so object.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the
Underwriter or the designee of either.

4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the
Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature
(i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses,
SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.

ARTICLE V. Fees and Expenses

5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 1 2b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the
Fund. Currently, no such payments are contemplated.

5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3 The Company shall bear the expenses of printing the Fund's prospectus
(in accordance with 3.1) and of distributing the Fund's prospectus, proxy materials, and reports to Contract owners and prospective Contract owners.

ARTICLE VI. Diversification and Qualification

6.1 Subject to the Company's maintaining the treatment of the Contracts as life insurance, endowment, or annuity contracts under applicable provisions of the Code and the regulations issued thereunder (or any successor provisions), the Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Code and Treasury Regulation
(ss.)1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the
Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817.5.

6.2 The Fund represents that it is or will be qualified as a Regulated
Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3 Subject to the Fund's compliance with Section 817(h) of the Code and
Treasury Regulation (ss.)1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, any amendments or other modifications or successor provisions to such Sections or Regulations, the Company represents that the
Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract"
as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts.

7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio

are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the
Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the
Company to inform the Board whenever Contract owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the
Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance
Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the
Company for the purchase (and redemption) of shares of the Fund.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected
Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Fund.

7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.
The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the
Company will withdraw the Account's investment in the Fund and terminate this
Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable;

and (b)) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1 Indemnification By the Company

8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the
Registration Statement, prospectus (which shall include an
offering memorandum, if any), or statement of additional
information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts
(or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged
omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not
misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged

statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the
Fund for use in the Registration Statement, prospectus or
statement of additional information for the Contracts or in the
Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or
Fund shares; or

(ii) arise out of or as a result of statements or representations
(other than statements or representations contained in the
Registration Statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement,
prospectus, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on
behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification
requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any
representation and/or warranty made by the Company in this
Agreement or arise out of or result from any other material
breach of this Agreement by the Company,

as limited by and in accordance with the provisions of Sections 8.1(b) and
8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such
Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an

Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct.
After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the
Fund.

8.2 Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the
Company within the meaning of Section 15 of the 1933 Act (collectively, the
"Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts;
and

(i) arise out of or are based upon any untrue statement or
alleged untrue statement of any material fact contained in
the Registration Statement or prospectus or SAI or sales
literature or other promotional material of the Fund (or
any amendment or supplement to any of the foregoing), or
arise out of or are based upon the omission or the alleged
omission to state therein a material fact required to be
stated therein or necessary to make the statements therein
not misleading, provided that this agreement to indemnify
shall not apply as to any Indemnified Party if such
statement or omission or such alleged statement or omission
was made in reliance upon and in conformity with
information furnished to the Underwriter or Fund by or on
behalf of the Company for use in the Registration Statement
or prospectus for the Fund or in sales literature (or any
amendment or supplement) or otherwise for use in connection
with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or
representations (other than statements or representations
contained in the Registration Statement, prospectus or
sales literature or other promotional material for the
Contracts not supplied by the Underwriter or persons under
its control) or wrongful conduct of the Fund or Underwriter
or persons

under their control, with respect to the sale or
distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue
statement of a material fact contained in a Registration
Statement, prospectus or sales literature or other
promotional material covering the Contracts, or any
amendment thereof or supplement thereto, or the omission or
alleged omission to state therein a material fact required
to be stated therein or necessary to make the statement or
statements therein not misleading, if such statement or
omission was made in reliance upon information furnished to
the Company by or on behalf of the Fund; or

(iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this
Agreement (including a failure, whether unintentional or in
good faith or otherwise, to comply with the diversification
and other qualification requirements specified in Article
VI of this Agreement); or

(v) arise out of or result from any material breach of any
representation and/or warranty made by the Underwriter in
this Agreement or arise out of or result from any other
material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and
8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such
Indemnified Party's willfull misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified
Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the
Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the

Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3 Indemnification By the Fund

8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified
Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses)
to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this
Agreement (including a failure, whether unintentional or in
good faith or otherwise, to comply with the diversification
and other qualification requirements specified in Article
VI of this Agreement); or

(ii) arise out of or result from any material breach of any
representation and/or warranty made by the Fund in this
Agreement or arise out of or result from any other material
breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and
8.3(c) hereof

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified
Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the
Company, the Fund, the Underwriter or the Account, whichever is applicable.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such
Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the
Indemnified Parties, the

Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and
1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant
(including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1 This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months'
advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated
Portfolio based upon the Company's determination that
shares of the Fund are not reasonably available to meet the
requirements of the Contracts; provided that such
termination shall apply only to the Designated Portfolio
not reasonably available; or
(c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated
Portfolio's shares are not registered, issued or sold in
accordance with applicable state and/or federal law or such
law precludes the use of such shares as the underlying
investment media of the Contracts issued or to be issued by
the Company; or

(d) termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against
the Company by the NASD, the SEC, the Insurance
Commissioner or like official of any state or any other
regulatory body regarding the Company's duties under this
Agreement or related to the sale of the Contracts, the
operation of any Account, or the purchase of the Fund
shares, provided, however, that the Fund or Underwriter
determines in its sole judgment exercised in good faith,
that any such administrative proceedings will have a
material adverse effect upon the ability of the Company to
perform its obligations under this Agreement; or

(e) termination by the Company in the event that formal
administrative proceedings are instituted against the Fund
or Underwriter by the NASD, the SEC, or any state
securities or insurance department or any other regulatory
body, provided, however, that the Company determines in its
sole judgment exercised in good faith, that any such
administrative proceedings will have a material adverse
effect upon the ability of the Fund or Underwriter to
perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated
Portfolio in the event that such Designated Portfolio
ceases to qualify as a Regulated Investment Company under
Subchapter M or fails to comply with the Section 817(h)
diversification requirements specified in Article VI
hereof, or if the Company reasonably believes that such
Designated Portfolio may fail to so qualify or comply; or

(g) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet
the qualifications specified in Section 6.3 hereof; or

(h) termination by either the Fund or the Underwriter by
written notice to the Company, if either one or both of the
Fund or the Underwriter respectively, shall determine, in
their sole judgment exercised in good faith, that the
Company has suffered a material adverse change in its
business, operations, financial condition, or prospects
since the date of this Agreement or is the subject of
material adverse publicity; or

(i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its
sole judgment exercised in good faith, that the Fund or the
Underwriter has suffered a material adverse change in its
business, operations, financial condition or prospects
since the date of this Agreement or is the subject of
material adverse publicity; or

(j) termination by any party upon the other party's material breach of any provision of this Agreement.

10.2 Effect of Termination. Notwithstanding any termination of this
Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing
Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the
Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any termination under Section 10.1(g)
of this Agreement.

10.3 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

10.4 Any successor by law of the parties hereto shall be entitled to the benefits of the indemnification provisions contained in Article VIII.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.

If to the Company:

Pruco Life Insurance Company
751 Broad Street
Newark, New Jersey 07102
Attention: Mary L. Cavanaugh, Esq.

If to Underwriter:

T. Rowe Price Investment Services
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.

ARTICLE XII. Miscellaneous

12.1 All persons dealing with the Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated

Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the
NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arizona Insurance Commissioner with any information or reports in connection with services provided wider this Agreement which such
Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with
Arizona variable annuity laws and regulations and any other applicable law or regulations.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY. PRUCO LIFE INSURANCE COMPANY

By its authorized officer

By: /s/ PAUL HALEY
------------------------------------
Title: Vice President & Actuary
------------------------------------
Date: July 11, 1996
------------------------------------

FUND: T. ROWE PRICE INTERNATIONAL
SERIES, INC.

By its authorized officer

By: /s/ HENRY H. HOPKINS
------------------------------------
Title: Vice President
------------------------------------
Date: July 8, 1996
------------------------------------

FUND: T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

By: /s/ HENRY H. HOPKINS
------------------------------------
Title: Vice President
------------------------------------
Date: July 8, 1996
------------------------------------

UNDERWRITER: T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

By: /s/ NANCY M. MORRIS

------------------------------------
Title: Vice President
------------------------------------
Date: July 8, 1996
------------------------------------

SCHEDULE A

NAME OF SEPARATE ACCOUNT AND      CONTRACTS FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS SEPARATE ACCOUNT      DESIGNATED PORTFOLIOS
- --------------------------------------                 -------------------     --------------------
Pruco Life Flexible Premium             Discovery Select     T. Rowe Price International Series, Inc.
Variable Annuity Account             Annuity Contract     - T. Rowe Price International Stock
June 16, 1995                      Portfolio

                        T. Rowe Price Equity Series, Inc.
                        - T. Rowe Price Equity
                     Income Portfolio

SCHEDULE A

Effective as of May 1, 1997, this Schedule A is hereby amended as follows:

NAME OF SEPARATE ACCOUNT
AND DATE ESTABLISHED BY     CONTRACTS FUNDED BY
BOARD OF DIRECTORS     SEPARATE ACCOUNT DESIGNATED PORTFOLIOS
- ------------------------             -------------------         ---------------------
Pruco Life Flexible         Discovery Select Annuity     T. Rowe Price International Series, Inc.
Premium Variable Annuity         Contract         - T. Rowe Price International Stock
Account est. June 16, 1995              Portfolio

                    T. Rowe Price Equity Series, Inc.
                    - T. Rowe Price Equity
                 Income Portfolio

Pruco Life Variable         Variable Universal Life     T. Rowe Price International Series, Inc.
Appreciable Account         Insurance Policy     - T. Rowe Price International Stock
est. January 13, 1984                  Portfolio

IN WITNESS WHEREOF, Pruco Life Insurance Company, T. Rowe Price
Investment Services, Inc. and the undersigned funds hereby amend this Schedule
A in accordance with the Participation Agreement made and entered into as of the
8th day of July, 1996.

COMPANY: PRUCO LIFE INSURANCE COMPANY

By its authorized officer

By: /s/ ESTHER H. MILNES
------------------------------------
Title: President
------------------------------------
Date: May 16, 1997
------------------------------------

FUND: T. ROWE PRICE INTERNATIONAL
SERIES, INC.

By its authorized officer

By: /s/ JAMES S. RIEPE
------------------------------------
Title: Vice President
------------------------------------
Date: May 14, 1997
------------------------------------

SCHEDULE A (CONTINUED)

FUND: T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

By: /s/ JAMES S. RIEPE
---------------------------------------
Title: Vice President
---------------------------------------
Date: May 14, 1997
---------------------------------------

UNDERWRITER: T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

By: /s/ NANCY M. MORRIS
---------------------------------------
Title: Vice President
---------------------------------------
Date: May 14, 1997
---------------------------------------